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                                                                     EXHIBIT 5.1



                        [COOLEY GODWARD LLP LETTERHEAD]



June 21, 1999


MP3.COM, INC.
10350 Science Center Drive, Building 14
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by MP3.COM, INC. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") promulgated under the Securities Act of 1933, as amended, and public offering of up to 10,350,000 shares of the Company's common stock including: (i) 9,000,000 underwritten shares and (ii) up to 1,350,000 shares for which the underwriters have been granted an over-allotment option (collectively, the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the Restated Certificate of Incorporation, as set forth in Exhibit 3.2 of the Registration Statement, shall have been duly approved and filed with the office of the Secretary of State of the State of Delaware, effecting a 3-for-2 split of the Company's common stock and (iii) assumed that the shares of the Common Stock will be sold by the Company and the underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

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MP3.COM, INC.
June 21, 1999
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,
Cooley Godward LLP


By: /s/ D. BRADLEY PECK
   ---------------------------
      D. Bradley Peck